As filed with the Securities and Exchange Commission on March  30, 2015

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

Veracyte, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	20-5455398 (I.R.S. Employer Identification No.)

7000 Shoreline Court, Suite 250 South San Francisco, California	94080
(Zip Code)

Veracyte, Inc. 2013 Stock Incentive Plan

(Full title of the plan)

Bonnie H. Anderson

President and Chief Executive Officer

7000 Shoreline Court, Suite 250
South San Francisco, California

(Name and address agent for service)

(650) 243-6300

(Telephone number, including area code, of agent for service)

Copies to:

Stanton D. Wong	Gabriella A. Lombardi	Julie A. Brooks
Pillsbury Winthrop Shaw Pittman LLP	Pillsbury Winthrop Shaw Pittman LLP	Executive Vice President and General Counsel
Four Embarcadero Center, 22nd Flr.	2550 Hanover Street	Veracyte, Inc.
San Francisco, California 94111	Palo Alto, California 94304	7000 Shoreline Court, Suite 250
(415) 983-1000	(650) 233-4500	South San Francisco, California 94080
(415) 983-1200 facsimile	(650) 233-4545 facsimile	(650) 243-6300
(650) 243-6301 facsimile

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share	1,746,673	$6.705	$11,711,442	$1,361
(1)

Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this registration statement also covers any additional securities that may be offered or become issuable under the 2013 Stock Incentive Plan in connection with any stock split, stock dividend, recapitalization or any other similar transaction effected without receipt of consideration, which results in an increase in the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated in accordance with Rules 457(h) and 457(c) under the Securities Act, solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Registrant’s Common Stock as reported on The Nasdaq Capital Market on March 26, 2015.

The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

General Instruction E Information

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective. The Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2013 (File No. 333-191992), excluding reports that the Registrant filed with the Commission that were incorporated into the Form S-8 Registration Statement in order to maintain current information about the Registrant, is hereby incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference in this Registration Statement:

(a)         The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2014.

(b)         The Registrant’s Current Reports on Form 8-K filed with the Commission on January 12, 2015, March 5, 2015 and March 13, 2015.

(c)          The description of the Registrant’s Common Stock contained in Registrant’s registration statement on Form 8-A, filed on October 28, 2013 pursuant to Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any portions thereof furnished by the Registrant, including information furnished under Item 2.02 and Item 7.01 and any exhibits relating to Item 2.02 or Item 7.01 furnished under Item 9.01 of Form 8-K and any certification required by 18 U.S.C. § 1350), subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 8.  Exhibits.

EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).

Item 9.  Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of South San Francisco, State of California, on the 30th day of March, 2015.

VERACYTE, INC.

By	/s/ Bonnie H. Anderson
Bonnie H. Anderson
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bonnie H. Anderson and Shelly D. Guyer and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ Bonnie H. Anderson	President and Chief Executive Officer	March 30, 2015
Bonnie H. Anderson	(Principal Executive Officer) and Director

/s/ Shelly D. Guyer	Chief Financial Officer (Principal	March 30, 2015
Shelly D. Guyer	Financial Officer)

/s/ Duncan T. Powell	Senior Vice President, Finance (Principal	March 30, 2015
Duncan T. Powell	Accounting Officer)

/s/ Brian G. Atwood	Director	March 30, 2015
Brian G. Atwood

/s/ John L. Bishop	Director	March 30, 2015
John L. Bishop

/s/ Brook H. Byers	Director	March 30, 2015
Brook H. Byers

/s/ Fred E. Cohen	Director	March 30, 2015
Fred E. Cohen, M.D., D.Phil.

/s/ Karin Eastham	Director	March 30, 2015
Karin Eastham

/s/ Robert S. Epstein	Director	March 30, 2015
Robert S. Epstein, M.D., M.S.

Name	Title	Date

/s/ Evan Jones	Director	March 30, 2015
Evan Jones

/s/ Jesse I. Treu	Director	March 30, 2015
Jesse I. Treu, Ph.D.

INDEX TO EXHIBITS

Exhibit No.	Description
5.1	Opinion of Pillsbury Winthrop Shaw Pittman LLP.
23.1	Consent of Ernst & Young LLP, independent registered public accounting firm.
23.2	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm.
23.3	Consent of Pillsbury Winthrop Shaw Pittman LLP (included in Exhibit 5.1).
24.1	Power of Attorney (contained on signature page hereto).